Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors of Investors Bancorp. Inc.
Investors Bank Employee 401(k) Plan

We consent to the incorporation by reference in Registration Statement No. 333-195828 on Form S-8 of our report dated June 29, 2021, appearing in this Annual Report on Form 11-K of the Investors Bank Employee 401(k) Plan for the year ended December 31, 2020.

/s/ Sobel & Co., LLC

Livingston, New Jersey
June 29, 2021